J.P. Morgan Exchange-Traded Fund Trust

(the “Trust”)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Brian S. Shlissel, Timothy J. Clemens, Frederick J. Cavaliere, Michael M. D’Ambrosio, Jessica K. Ditullio, Elizabeth A. Davin, Gregory S. Samuels, Carmine Lekstutis, Zachary E. Vonnegut-Gabovitch, Anthony Geron, Matthew J. Beck, Kiesha T. Atwood-Smith and Max Vogel, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to: (1) the acquisition by JPMorgan Fundamental Data Science Large Value ETF of the assets of JPMorgan U.S. Applied Data Science Value Fund, a series of JPMorgan Trust I; (2) the acquisition by JPMorgan Flexible Debt ETF of the assets of JPMorgan Unconstrained Debt Fund, a series of JPMorgan Trust I; (3) the acquisition by JPMorgan Mortgage-Backed Securities ETF of the assets of JPMorgan Mortgage-Backed Securities Fund, a series of JPMorgan Trust II; and (4) the acquisition by JPMorgan International Hedged Equity Laddered Overlay ETF of the assets of JPMorgan International Hedged Equity Fund, a series of JPMorgan Trust IV, any and all Pre-Effective Amendments to said Registration Statement, any and all Post-Effective Amendments to said Registration Statement, and any and all supplements thereto or other instruments or documents in connection therewith, and withdrawals thereof, and to file the same, with any or all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person in his capacity as President and Principal Executive Officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Robert F. Deutsch	/s/ Raymond Kanner
Robert F. Deutsch Trustee	Raymond Kanner Trustee

/s/ John F. Finn	/s/ Thomas P. Lemke
John F. Finn Trustee	Thomas P. Lemke Trustee

/s/ Stephen P. Fisher	/s/ Lawrence R. Maffia
Stephen P. Fisher Trustee	Lawrence R. Maffia Trustee

/s/ Gary L. French	/s/ Mary E. Martinez
Gary L. French Trustee	Mary E. Martinez Trustee

/s/ Kathleen M. Gallagher	/s/ Marilyn McCoy
Kathleen M. Gallagher Trustee	Marilyn McCoy Trustee

/s/ Robert J. Grassi	/s/ Nina O. Shenker
Robert J. Grassi Trustee	Nina O. Shenker Trustee

/s/ Frankie D. Hughes	/s/ Emily A. Youssouf
Frankie D. Hughes Trustee	Emily A. Youssouf Trustee

Dated: February 21, 2025